Exhibit 99.2

waiver and release

            Michael D. Fascitelli, on behalf of his heirs, successors and assigns (“Releasor”), in consideration of the benefits set forth in the letter agreement, dated February 27, 2013, between Vornado Realty Trust (“Vornado”) and himself (“Letter Agreement”), knowingly and voluntarily waives and releases forever whatever claims he may have or may yet have against it, any of its parents, subsidiaries and affiliates, and any of its present and former employees, trustees, officers, shareholders, partners, agents and representatives (collectively, “Vornado”) based upon any matter, cause or thing through the date of this Waiver and Release, including any matter, cause or thing relating to his employment by or position with Vornado or any of its subsidiaries, affiliates or investments.  Notwithstanding the foregoing, this Waiver and Release shall not waive any rights Releasor has to enforce the terms of the Letter Agreement or his rights under Vornado’s compensation and benefits plans, programs and arrangements, in accordance with the terms thereof, as modified by the Letter Agreement. Vornado and its successors and assigns, in consideration of the benefits set forth in the letter agreement, knowingly and voluntarily waives and releases forever whatever claims it may have or may yet have against Releasor based upon any matter, cause or thing through the date of this Waiver and Release, including any matter, cause or thing relating to Releasor’s employment by or position with Vornado or any of its subsidiaries or investments except to the extent such claim arises out of or is based upon any crime or fraud of the Releasor.

            This Waiver and Release includes but is not limited to any rights or claims under United States federal, state or local law and the national or local law of any foreign country (statutory or decisional), for wrongful or abusive discharge, for breach of any contract, or for discrimination based upon race, color, ethnicity, sex, national origin, religion, disability, sexual orientation, or any other unlawful criterion or circumstance, including claims under the Age Discrimination in Employment Act of 1967 (“ADEA”) (except that Releasor does not waive ADEA rights or claims that may arise after the date of this Waiver and Release).

            Releasor’s signature below will also constitute confirmation that he has been given at least 21 days within which to consider this release and its consequences, and that he has hereby been advised prior to signing this Waiver and Release to consult with an attorney or any personal or financial advisor he chooses, and that any changes to this Waiver and Release or the Letter Agreement (irrespective of materiality) did not restart the running of the 21-day period.  For a period of seven days following the execution of this Waiver and Release Releasor may revoke the Waiver and Release, and the Waiver and Release shall not become effective or enforceable against Releasor, on the one hand, or Vornado, on the other hand, until the revocation period has expired (the “effectiveness” of the Waiver and Release).

            It is agreed that this Waiver and Release and the Letter Agreement represent the complete understanding between Releasor, on the one hand, and Vornado, on the other hand, with respect to the matters contained herein and therein and supersede any and all other agreements between Releasor and Vornado with respect to such matters, except as set forth above.  Neither this Waiver and Release nor the Letter Agreement may be orally modified.  No other promises or agreements shall be binding unless in writing and signed by Vornado, on the one hand, and Releasor, on the other hand, after the date on which Releasor signs this Waiver and Release.

            In the event that one or more of the provisions, or portions thereof, of this Waiver and Release are determined to be invalid or unenforceable for any reason, the remainder of this Waiver and Release shall be unaffected and shall remain in full force and effect to the fullest extent permitted by law; provided, however, that if any court or arbitrator finds that the release of claims (or any part hereof) contained herein is unlawful or unenforceable, or was not entered into knowingly and voluntarily, Releasor agrees to execute a waiver and release in a form satisfactory to Vornado that is lawful and enforceable.

            This Waiver and Release and the Letter Agreement will be governed by and construed in accordance with the laws of the State of New York without reference or principles of conflicts of laws.

            IN WITNESS WHEREOF, Releasor has signed this Waiver and Release this 27th day of February, 2013.

/s/ Michael D. Fascitellli
Michael D. Fascitelli

Vornado Realty Trust
By:  /s/Steven Roth___
Name: Steven Roth___
Title: Chairman______